Exhibit 4.1

RICHARDSON ELECTRONICS, LTD.

8.0% Convertible Senior Subordinated Notes due 2011

_______________________

INDENTURE

Dated as of November 21, 2005

_______________________

Law Debenture Trust Company of New York

as Trustee

J.P. Morgan Trust Company, National Association,

as Registrar, Paying Agent and Conversion Agent

i

SECTION 12.12.	Successors.	63
SECTION 12.13.	Duplicate Originals.	63

Exhibit A – Form of Securities

INDENTURE, dated as of November 21, 2005 between RICHARDSON ELECTRONICS, LTD., a Delaware corporation (the “Company”), Law Debenture Trust Company of New York, a New York banking corporation as Trustee (the “Trustee”) and J.P. Morgan Trust Company, National Association, a national banking association, as Registrar, Paying Agent and Conversion Agent (the “Registrar,” “Paying Agent” or “Conversion Agent,” as the case may be).

Intending to be legally bound hereby, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 8.0% Convertible Senior Subordinated Notes due 2011 (the “Securities”);

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions.

“Additional Shares” has the meaning specified in Section 10.20.

“Affiliate” of any specified Person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, co-Registrar or Conversion Agent. See Section 2.05.

“Agent Members” has the meaning specified in Section 2.08(b)(v).

“Automatic Conversion” has the meaning specified in Section 10.02(a).

“Automatic Conversion Date” has the meaning specified in Section 10.02(a).

“Automatic Conversion Notice” has the meaning specified in Section 10.02(b).

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee of that Board.

“Business Day” means any day other than a Saturday or Sunday, that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed or on which the principal corporate trust office of the Trustee under the indenture is closed for business.

“Change of Control” means the occurrence of any of the following:

(i)           a “person” or “group”, within the meaning of Section 13(d) of the Exchange Act, other than Edward J. Richardson, (A) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all shares of the Company’s capital stock that are entitled to vote generally in the election of directors or (B) has the power, directly or indirectly, to elect a majority of the members of the Board of Directors;

(ii)          the Company consolidates with, or merges with or into, another Person or another Person consolidates with, or merges with or into, the Company where the Holders of the Company’s voting capital stock immediately prior to such transaction beneficially own, directly or indirectly, less than 50% of the total voting power of all shares of capital stock of the continuing or surviving Person that are entitled to vote generally in the election of directors immediately after such transaction;

(iii)        the Company sells, assigns, conveys, transfers, leases or otherwise disposes, in one transaction or a series of transactions, of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person and the Holders of the Company’s voting capital stock immediately prior to such transaction beneficially own, directly or indirectly, less than 50% of the total voting power of all shares of capital stock of the transferee that are entitled to vote generally in the election of directors immediately after such transaction; or

(iv)	the Company dissolves or liquidates.

A Change of Control will not be deemed to have occurred in respect of any of the foregoing, however, if in the case of a merger or consolidation, at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Change of Control consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with the Change of Control) (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the Securities become convertible solely into such publicly traded securities, excluding cash payments for fractional shares.

“Common Shares” means shares of the Common Stock as it exists on the date of this Indenture or as it may be constituted from time to time.

“Common Stock” means the common stock, par value of $.05 per share, of the Company.

“Company” means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

“Company Conversion Provisional Payment” has the meaning specified in Section 10.02(a).

“Custodian” means J.P. Morgan Trust Company, National Association, as custodian for the Depository with respect to the Securities in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Securities. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Effective Date” has the meaning specified in Section 10.20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Global Security” has the meaning specified in Section 2.01.

“Holder” or “Securityholder” as applied to any Security, or other similar terms (but excluding the term “Beneficial Holder”) means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” has the meaning specified in Section 11.01

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest” means, when used with reference to the Securities, any interest payable under the terms of the Securities.

“Interest Payment Date” means June 15 or December 15.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by the Nasdaq National Market or, if the Common Stock is not reported by the Nasdaq National Market, as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded. If the Common Stock is not reported by the Nasdaq National Market and not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.

“Liquidated Damages” means all liquidated damages then owing pursuant to Section 4(e) of the Resale Registration Rights Agreement and Section 10.03.

“Market Price” means, with respect to any Repurchase Date, Automatic Conversion Date or other date of determination, the average of the Last Reported Sale Price of the Common Stock for the twenty (20) consecutive trading days ending on the third Business Day prior to the applicable Repurchase Date, Automatic Conversion Date or date of determination, as the case may be (or, if such third Business Day prior to the applicable Repurchase Date, Automatic Conversion Date or date of determination, as the case may be, is not a trading day, then ending on the last trading day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first trading day during the period of twenty (20) consecutive trading days and ending on the applicable Repurchase Date, Automatic Conversion Date or date of determination, as the case may be, of any event described in Section 10.07, Section 10.08 or Section 10.09.

“Maturity Date” means, as to any Security, June 15, 2011, unless such Security is earlier converted, redeemed or repurchased.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company. One of the Officers giving an Officers’ Certificate pursuant to Section 4.04 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Principal Market” has the meaning specified in Section 4.08.

“QIB” means a qualified institutional buyer as such term is defined under Rule 144A promulgated under the Securities Act of 1933, as amended.

“Record Date” has the meaning specified in Section 2.02.

“Redemption Date” has the meaning specified in Section 3.03.

“Redemption Notice” has the meaning specified in Section 3.03.

“Redemption Price” has the meaning specified in Section 3.01.

“Repurchase Date” shall have the meaning specified in Section 3.07(a).

“Repurchase Election” shall have the meaning specified in Section 3.07(c)(i).

“Repurchase Event” means a Change of Control or a Termination of Trading.

“Repurchase Notice” shall have the meaning specified in Section 3.07(b).

“Repurchase Price” shall have the meaning specified in Section 3.07(a).

“Resale Registration Rights Agreement” means the Resale Registration Rights Agreement by and between the Company and the Holders of Restricted Securities.

“Responsible Officer” when used with respect to the Trustee means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Securities” shall have the meaning specified in Section 2.03.

“Restricted Securities Legend” shall have the meaning specified in Section 2.03.

“SEC” means the Securities and Exchange Commission.

“Security Register” shall have the meaning specified in Section 2.05.

“Securities” means the Securities described above and issued under the Indenture.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of November 21, 2005, among the Company and the parties listed on the Schedule of Buyers attached thereto as Exhibit A, as such agreement may be amended from time to time.

“Senior Indebtedness” shall have the meaning specified in Section 11.01.

“Shelf Registration Statement” means the shelf registration statement contemplated by the Resale Registration Rights Agreement.

“Special Meeting” has the meaning speciried in Section 4.08.

“Statutory Exchange” shall have the meaning specified in Section 10.17(a).

“Stock Price” has the meaning specified in Section 10.20.

“Stockholder Approval” has the meaning specified in Section 4.08.

“Stockholders Meeting” has the meaning specified in Section 4.08.

“Stockholders Meeting Deadline” has the meaning specified in Section 4.08.

“Subsidiary” means a corporation, a majority of whose voting stock is owned by the Company or a Subsidiary. Voting stock is capital stock having voting power under ordinary circumstances to elect directors.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment to the Trust Indenture Act of 1939 as so amended.

“Termination of Trading” means that the Common Stock shall not be authorized for quotation or listing on The New York Stock Exchange, Inc., the American Stock Exchange, Inc., The Nasdaq National Market or The Nasdaq Capital Market.

“Transaction Documents” means the Securities Purchase Agreement, the Resale Registration Rights Agreement, the Securities, the Indenture and each of the other agreements entered into by the parties thereto in connection with the transactions contemplated by the Securities Purchase Agreement.

“Trustee” means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

“United States” means the United States of America.

SECTION 1.02.	Other Definitions.
Term	Defined in Section
“Automatic Conversion Notice”	10.01
“Bankruptcy Law”	6.01
“Cash”	3.08
“Conversion Agent”	2.05
“Current market value”	10.04
“Event of Default”	6.01
“Legal Holiday”	12.08
“Paying Agent”	2.05
“Receiver”	6.01
“Registrar”	2.05

SECTION 1.03.             Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

SECTION 1.04.	Rules of Construction. Unless the context otherwise requires:
(1) a term has the meaning assigned to it;

(2)          an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles:

(3)	“or” is not exclusive; and
(4)	words in the singular include the plural, and in the plural include the singular.

ARTICLE TWO

THE SECURITIES

SECTION 2.01.             Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Security attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Securities may have notations, legends or endorsements required by law, the Depositary, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.08(a), all of the Securities will be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Security”). The transfer and exchange of beneficial interests in any such Global Security shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.08(a), beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.

Any Global Security shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased to reflect any additional Securities created and issued or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Securities in accordance with this Indenture. Payment of principal of and Interest and premium, if any, on any Global Security shall be made to the holder of such Security.

SECTION 2.02.             Date and Denomination of Securities; Payments of Interest. The Securities shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Security shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Security attached as Exhibit A hereto. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Security is registered on the Security Register at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the Interest payable on such Interest Payment Date, except that the Interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase. Notwithstanding the foregoing, if any Security (or portion thereof) is converted into Common Stock during the period after a Record Date for the payment of Interest to, but excluding, the next succeeding Interest Payment Date, the Company shall not be required to pay Interest on such Interest Payment Date in respect of any such Security (or portion thereof). Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be J.P. Morgan Trust Company, National Association. The Company shall pay Interest (i) on any Security in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register or (ii) on any Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “Record Date” with respect to any Interest Payment Date shall mean the June 1 and December 1 next preceding the applicable June 15 and December 15 Interest Payment Date, respectively.

Any Interest on any Security which is payable, but is not punctually paid or duly provided for, on any June 15 or December 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Securityholder on the relevant Record Date by virtue of such Person having been such Securityholder, shall bear interest at the rate of 12% per annum from the applicable Interest Payment Date until the same is paid in full (or, if less, the maximum interest rate then permitted by applicable law) and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)          The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (each a “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Registrar, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2) of this Section 2.02.

(2)          The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.03.	Legends.
(a)	Restricted Securities Legends.

Each Security issued hereunder shall, upon issuance, bear the legend set forth in Section 2.03(a)(i) or Section 2.03(a)(ii) (each, a “Restricted Securities Legend”), as the case may be, and such legend shall not be omitted or removed except as provided in Section 2.03(a)(iii).  Each Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.03(a)(i) (together with any Common Stock issued upon conversion of the Securities and required to bear the Restricted Securities Legend set forth in Section 2.03(a)(ii), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.03(a) (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

As used in Section 2.03(a), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

(i)	Restricted Securities Legend for Securities.

Except as provided in Section 2.03(a)(iii), until two years after the original issuance date of any Security, any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.03(a)(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS REGISTRAR (OR ANY SUCCESSOR REGISTRAR, AS APPLICABLE).  IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS REGISTRAR (OR ANY SUCCESSOR REGISTRAR, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.

(ii)          Restricted Securities Legend for Common Stock Issued Upon Conversion of the Securities.

Except as provided in Section 2.03(a)(iii), until two years after the original issuance date of any Security, any stock certificate representing Common Stock issued upon conversion of such Security shall bear a Restricted Securities Legend in substantially the following form:

THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED, (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (C) IN ACCORDANCE WITH A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; (2) PRIOR TO ANY SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(C) ABOVE), IT WILL FURNISH TO LASALLE BANK NATIONAL ASSOCIATION, AS TRANSFER AGENT (OR ANY SUCCESSOR, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE l(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE l(C) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED.

(iii)	Omission or Removal of the Restricted Securities Legends.

Unless issued pursuant to a registration statement declared effective under the Securities Act, each Security or share of Common Stock issued upon conversion of such Security shall bear the Restricted Securities Legend set forth in Section 2.3(a)(i) or 2.3(a)(ii), as the case may be, until the earlier of:

(A)	two years after the original issuance date of such Security;

(B)         such Security or Common Stock has been sold (x) pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale) or (y) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (subject to the satisfaction of any requirement to furnish any certification, legal opinion or other information in accordance with the Restricted Securities Legend and this Indenture); or

(C)         such Common Stock has been issued upon conversion of Securities that have been sold (x) pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale) or (y) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (subject to the satisfaction of any requirement to furnish any certification, legal opinion or other information in accordance with the Restricted Securities Legend and this Indenture).

The Holder must give notice thereof to the Trustee, the Conversion Agent and any transfer agent for the Common Stock, as applicable.

Notwithstanding the foregoing, the Restricted Securities Legend may be removed if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Registrar, at the written direction of the Company, shall authenticate and deliver in exchange for such Securities another Security or Securities having an equal aggregate principal amount that does not bear such legend.  If the Restricted Securities Legend has been removed from a Security as provided above, no other Security issued in exchange for all or any part of such Security shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a “restricted security” within the meaning of Rule 144 and instructs the Registrar in writing to cause a Restricted Securities Legend to appear thereon.

Any Security (or security issued in exchange or substitution thereof) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(a)(i) have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of Section 2.08 hereof, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.03(a)(i).

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(ii) have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend required by Section 2.03(a)(ii).

(b)	Global Security Legend.

Each Global Security shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO RICHARDSON ELECTRONICS, LTD. (OR ITS SUCCESSOR) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, CONVERSION OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT

HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SECTION 2.04.             Execution and Authentication. Two Officers shall execute the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture and that the Holder is entitled to the benefits of this Indenture.

The Trustee shall initially authenticate Securities for original issue in the aggregate principal amount of up to $25,000,000 upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. The aggregate principal amount of the Securities outstanding at any time may not exceed that amount, subject to Sections 2.10 and 2.11 and provided that the Company may, from time to time, after November 21, 2008, subject to compliance with any other applicable provisions of this Indenture, including, without limitation, Section 4.06, without the consent of the Holders, create and issue pursuant to this Indenture an unlimited principal amount of additional Securities (in excess of any amounts issued pursuant to the first sentence of this paragraph) having terms and conditions set forth in Exhibit A identical to those of the other outstanding Securities, except that any such additional Securities:

(i)	may have a different issue date from other outstanding Securities;

(ii)          may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other outstanding Securities; and

(iii)        may have terms specified in such additional Securities making appropriate adjustments to this Article Two and Exhibit A (and related definitions), or other provisions of this Indenture, applicable to such additional Securities in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such additional Securities (or to reflect the absence of restrictions on transfer if such Securities have been registered under the Securities Act) or to reflect other appropriate terms and conditions, which are not adverse in any material respect to the Holder of any outstanding Securities (other than such additional Securities);

provided, that no adjustment pursuant to this Section 2.04 shall cause such additional Securities to constitute, as determined pursuant to an Opinion of Counsel, a different class of securities than the original Securities for U.S. federal income tax purposes.

SECTION 2.05.             Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Security Register”). The Company may have one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints J.P. Morgan Trust Company, National Association as Registrar, Paying Agent and Conversion Agent.

SECTION 2.06.             Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

SECTION 2.07.             Securityholder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each semiannual Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

SECTION 2.08.             Transfer and Exchange. (a) Where a Security is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transactions are met. Upon surrender for registration of transfer of any Security to the Registrar or any co-Registrar, and satisfaction of the requirements for such transaction are met, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency maintained by the Company pursuant to Section 2.05. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

All Securities presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Securities shall be duly executed by the Securityholder thereof or his attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of, transfer or exchange of Securities, but the Company or the Trustee may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

Neither the Company nor the Trustee nor any Registrar shall be required to exchange or register a transfer of (a) any Securities for a period of fifteen (15) days next preceding any selection of Securities to be redeemed, (b) any Securities or portions thereof called for redemption pursuant to Section 3.02, or (c) any Securities or portions thereof surrendered for conversion pursuant to Article Ten.

(b)	The following provisions shall apply only to Global Securities:

(i)           Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(ii)          Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor depositary has not been appointed by the Company within ninety (90) days or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) an Event of Default has occurred and is continuing or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Securities represented by Global Securities. Any Global Security exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(iii)         Securities issued in exchange for a Global Security or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Security Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Security issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv)         In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

(v)          Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

(vi)         At such time as all interests in a Global Security have been redeemed, repurchased, converted, canceled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Security is redeemed, repurchased, converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

SECTION 2.09.	Special Transfer Provisions.

Unless a Security is transferred pursuant to Rule 144 under the Securities Act, has been originally issued pursuant to a registration statement that has been declared effective under the

Securities Act or otherwise sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale), the following provisions shall apply.

With respect to the registration of any proposed transfer of Securities to a QIB:

(i)           If the Securities to be transferred consist of an interest in the Global Securities, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

(ii)          If the Securities to be transferred consist of certificated Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating or has otherwise advised the Company and the Registrar in writing that:

(A)         it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution;

(B)	it and any such account is a QIB within the meaning of Rule 144A; and
(C)	it is aware that the sale to it is being made in reliance on Rule 144A.

In addition, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Securities in an amount equal to the principal amount of the certificated Securities to be transferred, and the Trustee shall cancel the certificated Securities so transferred.

By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. The Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Securities that is not made pursuant to a registration statement, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.08 hereof or this Section 2.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.10.             Replacement Securities. If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company that the Security has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement. If required by the Trustee or the Company, an indemnity bond must be provided which is sufficient in the judgment of both to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge the Holder for its expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

SECTION 2.11.             Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section. A Security does not cease to be outstanding because the Company or one of its Subsidiaries holds the Security.

If a Security is replaced pursuant to Section 2.10, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

SECTION 2.12.             Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.13.             Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel and destroy all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures unless the Company instructs the Trustee in writing to deliver the Securities or a certificate of destruction to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or which have been converted. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.14.             CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee and the Paying Agent in writing of any change in the “CUSIP” numbers.

ARTICLE THREE

REDEMPTION

SECTION 3.01.             Company’s Right to Redeem. The Securities will not be redeemable at the Company’s option prior to December 20, 2008. At any time on or after December 20, 2008, the Company, at its option, may redeem the Securities, in whole or in part, in accordance with the provisions of Sections 3.02, 3.03 and 3.04 on the Redemption Date for a redemption price (the “Redemption Price”) in cash equal to 100% of the principal amount of the Securities to be redeemed together in each case with accrued and unpaid Interest on the Securities redeemed to but excluding the Redemption Date, provided that to the extent that the Shelf Registration Statement is required by the terms of the Resale Registration Rights Agreement to remain effective as of the date that notice of redemption is provided in accordance with Section 3.03, the Shelf Registration Statement is effective and available during the 30 day period prior to the giving of such notice and at all times from the date of such notice until the redemption date. Notwithstanding the foregoing, the Securities will not be redeemable at the Company’s option during the continuance of a Default in payment of Interest on the Securities.

SECTION 3.02.             Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Paying Agent shall select the Securities to be redeemed, if the Securities are listed on a national securities exchange, in accordance with rules of such exchange or if the Securities are not so listed on either a pro rata basis, by lot or in accordance with any other method the Paying Agent considers fair and appropriate. The Paying Agent shall make the selection from Securities outstanding and not previously called for redemption. The Paying Agent may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.             Notice of Redemption. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Securities pursuant to Section 3.01, it shall fix a date for redemption (the “Redemption Date”) and it or, at its written request received by the Trustee and the Paying Agent not fewer than thirty (30) days prior (or such shorter period of time as may be acceptable to the Paying Agent) to the Redemption Date, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (a “Redemption Notice”) not fewer than twenty (20) nor more than ninety (90) days prior to the Redemption Date to each Holder of Securities so to be redeemed as a whole or in part at its last address as the same appears on the Security Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee and the Paying Agent. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or part shall not affect the validity of the proceedings for the redemption of any other Security. Concurrently with the mailing of any such Redemption Notice, the Company or, at its written request, the Trustee or the Paying Agent in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of the Securities a written notice, in form and content determined by the Company in its sole discretion, of such redemption.

Each such notice of redemption shall identify the Securities to be redeemed and shall state:

(1)	the aggregate principal amount of Securities to be redeemed;
(2)	the CUSIP number or numbers;
(3)	the Redemption Date;
(4)	the Redemption Price;
(5)	the then current conversion price;
(6)	the name and address of the Paying Agent and the Conversion Agent;

(7)          that the right to convert Securities called for redemption shall terminate at the close of business on the Redemption Date;

(8)          that Holders who want to convert Securities must satisfy the requirements of paragraph 8 of the Securities;

(9)          that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(10)        that interest on Securities called for redemption ceases to accrue on and after the Redemption Date; and

(11)        the paragraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 3.04.             Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the applicable Redemption Price together with accrued and unpaid Interest thereon to but excluding the Redemption Date. Upon surrender to the Paying Agent, such Securities shall be paid at the applicable Redemption Price, plus accrued interest to the Redemption Date.

SECTION 3.05.             Deposit of Redemption Price. Before the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of, and accrued interest on, all Securities to be redeemed on that date. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of

Securities. If notice of redemption has been given as provided in Section 3.03, the Securities or portion of Securities with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the applicable Redemption Price, and on and after said date (unless the Company shall default in the payment of such Securities at the Redemption Price) Interest on the Securities or portion of Securities so called for redemption shall cease to accrue and, after the close of business on the Redemption Date (unless the Company shall default in the payment of such Securities at the Redemption Price) such Securities shall cease to be convertible into Common Stock and to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof. On presentation and surrender of such Securities at a place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price; provided that if the applicable Redemption Dates fall on an Interest Payment Date, the Interest payable on such Interest Payment Date shall be payable to the Holders of record of such Securities on the applicable Record Date instead of the Holders surrendering such Securities for redemption on such date.

Upon presentation of any Securities redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Securities so presented.

In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities not converted prior to the expiration of such conversion right by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Holders, on or before the date fixed for redemption, an amount not less than the Redemption Price and interest accrued to the date fixed for redemption, of such Securities. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the Redemption Price of such Securities and interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers to such Holders. If such an agreement is entered into, a copy of which, certified as true and correct by the Secretary or Assistant Secretary of the Company will be filed with the Trustee prior to the date fixed for redemption, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Securities shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 3.06.             Securities Redeemed in Part. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued. If any Security selected for partial redemption is submitted for conversion in part after such selection, the portion of such Security submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Securities (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Security is submitted for conversion in part before the mailing of the notice of redemption.

Upon any redemption of less than all of the outstanding Securities, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Securities as are unconverted and outstanding at the time of redemption, treat as outstanding any Securities surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

SECTION 3.07.             Repurchase of Securities by the Company at Option of Holders upon a Repurchase Event.

(a)          If a Repurchase Event shall occur at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash any or all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the date specified in the Repurchase Notice, which date shall be no more than forty five (45) days after the date of such Repurchase Notice (subject to extension to comply with applicable law) (the “Repurchase Date”). The Company shall repurchase such Securities at a price (the “Repurchase Price”) equal to 100% of the principal amount thereof plus any accrued and unpaid Interest to but excluding the Repurchase Date.

The Company’s obligation to repurchase all or a portion of a Holder’s Securities under this Section 3.07 shall be satisfied if a third party makes the offer to repurchase the Securities at the Repurchase Price in the manner and at the times and otherwise in compliance in all material respects with the requirements set out in this Section 3.07 and such third party complies with the obligations of the Company in connection herewith.

(b)          On or before the thirtieth (30th) day after the occurrence of a Repurchase Event, the Company, or at its written request the Paying Agent in the name of and at the expense of the Company (which request must be received by the Paying Agent at least five (5) Business Days prior to the date the Paying Agent is requested to give notice as described below, unless the

Paying Agent shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all Holders of record on such date a notice (the “Repurchase Notice”) of the occurrence of such Repurchase Event and of the repurchase right at the option of the Holders arising as a result thereof to each Holder of Securities at its last address as the same appears on the Security Register; provided that if the Company or the Paying Agent shall give such notice, it shall also give written notice of the Repurchase Event to the Trustee at such time as it is mailed to Securityholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Each Repurchase Notice shall state, among other things:

(i)	the events causing the Repurchase Event;
(ii)	the date of the Repurchase Event;
(iii)	the last date on which a Holder may exercise the repurchase right;

(iv)         the Repurchase Price, excluding accrued and unpaid Interest, the applicable conversion price at the time of such notice (and any applicable adjustments to the conversion price) and, to the extent known at the time of such notice, the amount of Interest that will be payable with respect to the Securities on the Repurchase Date;

(v)	the Repurchase Date;
(vi)	the name and address of the Paying Agent and the Conversion Agent;

(vii)       that Securities as to which a Repurchase Election has been given by the Holder may be converted only if the election has been withdrawn by the Holder in accordance with the terms of this Indenture; provided that the Securities are otherwise convertible in accordance with Section 10.01;

(viii)      that the Holder shall have the right to withdraw any Securities surrendered prior to the close of business on the Business Day immediately preceding the Repurchase Date (or any such later time as may be required by applicable law);

(ix)         a description of the procedures which a Securityholder must follow to exercise such repurchase right or to withdraw any surrendered Securities;

(x)          the CUSIP or similar number or numbers of the Securities (if then generally in use); and

(xi)         briefly, the conversion rights of the Securities and whether, at the time of such notice, the Securities are eligible for conversion.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Securityholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.07.

(c)          Securities shall be repurchased pursuant to this Section 3.07 at the option of the Holder upon:

(i)           delivery to the Paying Agent by a Holder of a duly completed notice (a “Repurchase Election”) in the form set forth on the reverse of the Securities at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date (subject to extension to comply with applicable law) stating:

(A)         if certificated, the certificate numbers of the Securities which the Holder shall deliver to be repurchased;

(B)         the portion of the principal amount of the Securities that the Holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

(C)         that such Securities shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in the Indenture; and

(ii)          delivery or book-entry transfer of the Securities to the Paying Agent simultaneously with or at any time after delivery of the Repurchase Election (together with all necessary endorsements) at the corporate trust office of the Paying Agent located in Chicago, Illinois, such transfer being a condition to receipt by the Holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 3.07 only if the Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

If the Securities are not in certificated form, Holders must provide notice of their election in accordance with the appropriate procedures of the Depositary.

SECTION 3.08.	Intentionally Deleted.

SECTION 3.09.             Conditions and Procedures for Repurchase at Option of Holders. The Company shall repurchase from the Holder thereof, pursuant to Section 3.07, a portion of a Security, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security. Upon presentation of any Security repurchased in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of any authorized denomination, in aggregate principal amount equal to the portion of the Securities presented that is not repurchased.

On or prior to a Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate or hold in trust as provided in Section 2.05) an amount of cash sufficient to repurchase on the Repurchase Date all the Securities or portions thereof to be repurchased on such date at the Repurchase Price; provided that if such deposit is made on the Repurchase Date, it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., Chicago time, on such date.

If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof that are to be repurchased as of the Repurchase Date, on or after the Repurchase Date, (i) such Securities will cease to be outstanding, (ii) interest on such Securities will cease to accrue and (iii) all other rights of the holders of such Securities will terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, other than the right to receive the Repurchase Price upon delivery of the Securities.

Upon receipt by the Paying Agent of a Repurchase Election, the holder of the Securities in respect of which such Repurchase Election was given shall (unless such notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Securities. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Securities by the Paying Agent, promptly (but in no event more than five (5) Business Days) following the later of (x) the Repurchase Date with respect to such Security (provided the Holder has satisfied the conditions in Section 3.07(c), as applicable) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07(c), as applicable. Securities in respect of which a Repurchase Election has been given by the Holder thereof may not be converted pursuant to Article Ten hereof on or after the date of the delivery of such Repurchase Election unless such notice has first been validly withdrawn.

Notwithstanding anything herein to the contrary, any Holder delivering to the office of the Paying Agent a Repurchase Election shall have the right to withdraw such election at any time prior to the close of business on the Business Day preceding the Repurchase Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Paying Agent specifying:

(i)           the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, or the appropriate Depository information if the Security in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

(ii)          the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(iii)        the principal amount, if any, of such Security which remains subject to the original Repurchase Election and which has been or will be delivered for repurchase by the Company.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Election or written notice of withdrawal thereof.

The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Securities in the event of a Change of Control. If then required by applicable law, the Company will file a Schedule TO or any other schedule required in connection with such repurchase.

ARTICLE FOUR

COVENANTS

SECTION 4.01.             Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent holds in accordance with this Indenture on that date money sufficient to pay all principal and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture. Liquidated Damages paid pursuant to Section 10.03, if any, shall be paid within ten (10) Business Days of the date from which such liquidated damages accrued pursuant to Section 10.03. Liquidated Damages on the Securities paid pursuant to Section 4(e) of the Resale Registration Rights Agreement, if any, shall be paid at the times and in the manner provided therein.

The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest as set forth in Section 2.02.

SECTION 4.02.             Issuance of Senior Debt. At any time prior to November 21, 2008, the Company shall not create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise with respect to (collectively, to “incur”), any (i) Senior Indebtedness other than the principal of, premium (if any), and interest or borrowings made under the Amended and Restated Revolving Credit Agreement, dated as of October 29, 2004, among the Company, Bank One, NA and certain other parties listed therein (the “Credit Agreement”), including any amendment, renewal, extension, expansion, increase, refunding, refinancing or replacement of such agreement, whether with the same or different lenders or (ii) other Indebtedness which ranks equally and ratably with the Securities.

SECTION 4.03.             SEC Reports. Within fifteen (15) days after the Company files with the SEC copies of its annual reports and other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company shall file the same with the Trustee. The Company also shall comply with the other provisions of TIA Sec. 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04.             Compliance Certificate. The Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year of the Company (which on the date hereof is May 31) an Officers’ Certificate stating whether or not the signers know of any Default by the Company in performing any of its obligations under this Indenture. If they do know of such a Default, the certificate shall describe the Default.

SECTION 4.05.             Section 4.05 Repurchase Offer. In the event that the Company repurchases or redeems any portion of the principal amount of the Company’s 7 ¾% Notes due 2011, the Company shall make an offer to repurchase, for the same type of consideration offered to the holders of the Company's 7 ¾% Notes due 2011, the same portion of the principal amount of the Securities (a "Section 4.05 Repurchase Offer"). The repurchase price for the Section 4.05 Repurchase Offer shall be equal to 100% of the principal amount of the Securities plus any accrued and unpaid Interest to but excluding the repurchase date; provided, however, that if the price at which the Company’s 7 ¾% Notes due 2011 were redeemed or repurchased exceeded 100% of the principal amount thereof (the percentage by which such redemption or repurchase price exceeded the principal amount of the Company’s 7 ¾% Notes due 2011 being referred to as the "Premium"), then the repurchase price for the Securities pursuant to the Section 4.05 Repurchase Offer shall exceed 100% of the principal amount thereof by a percentage equal to the Premium. If the Company is obligated both under this Section 4.05 and under any other Section of this Indenture to make an offer to repurchase the Securities, then the repurchase price for the Securities shall be equal to the greater of the repurchase price required pursuant to this Section 4.05 or the repurchase price required under such other Section of the Indenture. A Section 4.05 Repurchase Offer shall be conducted pursuant to the conditions and procedures set forth in Sections 3.07 and 3.09 of this Indenture, as applicable, with such modifications thereto as agreed to by the Trustee.

SECTION 4.06               Section 4.06 Repurchase Offer. In the event that after November 21, 2008, the Company incurs (i) Senior Indebtedness other than the principal of, premium (if any), and interest or borrowings made under the Credit Agreement, including any amendment, renewal, extension, expansion, increase, refunding, refinancing or replacement of the Credit Agreement, whether with the same or different lenders, or (ii) other Indebtedness which ranks equally and ratably with the Securities, the Company shall make an offer to repurchase Securities having an aggregate principal amount equal to the net proceeds received by the Company upon the incurrence of such Senior Indebtedness or other Indebtedness, as applicable (a "Section 4.06 Repurchase Offer"). Any Senior Indebtedness or other Indebtedness incurred pursuant to the preceding sentence (i) shall not mature prior to June 15, 2011 and (ii) the net proceeds received by the Company upon the incurrence of such indebtedness must be equal to or greater than the aggregate principal amount of the Securities then outstanding plus accrued and unpaid Interest thereon through the date such Securities are to be repurchased pursuant to a Section 4.06 Repurchase Offer. The repurchase price for the Section 4.06 Repurchase Offer shall be equal to 100% of the principal amount of the Securities to be repurchased, plus any accrued and unpaid Interest to but excluding the repurchase date. A Section 4.06 Repurchase Offer shall be conducted pursuant to the conditions and procedures set forth in Sections 3.07 and 3.09 of this Indenture, as applicable, with such modifications thereto as agreed to by the Trustee, including, without limitation, the requirement in Section 3.07(b) to mail or cause to be mailed a repurchase notice on or before the 30th day after the incurrence of such Senior Indebtedness or other Indebtedness.

SECTION 4.07               Issuance of Junior Debt. The Company shall not incur any Indebtedness that (i) is junior in right of payment to the Securities and (ii) has a maturity date prior to June 15, 2011.

SECTION 4.08               Stockholder Approval. In the event that Stockholder Approval (as defined below) is required pursuant to the rules of The NASDAQ National Market (the “Principal Market”) for the issuance of a number of Common Shares greater in the aggregate than 19.99% of the number of Common Shares outstanding on the date hereof, the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company (the "Stockholders Meeting"), which meeting shall occur on or before ninety (90) days from the date of such determination (the “Stockholders Meeting Deadline”), a proxy statement soliciting each such stockholder’s affirmative vote at such stockholder meeting for approval of the Company’s issuance of such Common Shares in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall solicit its stockholders’ approval of such issuance of the Securities. If the required Stockholder Approval is not obtained at the Stockholders Meeting, the Company will call a special meeting of stockholders within 90 days of the Stockholders Meeting (such special meeting, a "Special Meeting") and shall provide each stockholder entitled to vote at the Special Meeting a proxy statement soliciting each such stockholder’s affirmative vote for the Stockholder Approval at such Special Meeting. If the Stockholder Approval is not obtained at the Special Meeting, the Company will continue to call special meetings of stockholders every ninety (90) days and solicit the Stockholder Approval at each such meeting, until the Stockholder Approval is obtained.

ARTICLE FIVE

INTENTIONALLY LEFT BLANK

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01.	Events of Default. An “Event of Default” occurs if:

(1)          the Company defaults in the payment of interest on any Security or Liquidated Damages as provided in Section 10.03 when the same becomes due and payable and the default continues for a period of ten (10) Business Days whether or not such payment shall be prohibited by the provisions of Article Eleven;

(2)          the Company defaults in the payment of principal of and premium (including, without limitation the Company Conversion Provisional Payment), if any, on any Security when the same becomes due and payable at maturity, upon redemption or repurchase, in each case pursuant to Article Three, Section 4.05, Section 4.06, by an acceleration or otherwise whether or not such payment shall be prohibited by the provisions of Article Eleven;

(3)          the Company fails to convert the Securities into Common Stock upon the exercise of a Holder’s rights pursuant to Article Ten, unless such failure is cured within five (5) days after written notice of default is given to the Company by the Trustee or the Holder of such Security;

(4)          the Company fails to repurchase the Securities at the option of a Holder upon a Repurchase Event pursuant to Section 3.07;

(5)          the Company fails to provide notice of the occurrence of a Repurchase Event on a timely basis as required by Section 3.07;

(6)          the Company fails to redeem the Securities after it has exercised its option to redeem;

(7)	failure to issue the Additional Shares, if any;

(8)          the Company fails to comply with any of its other agreements in the Indenture or the Securities and the default continues for the period and after the notice specified in this Section 6.01 below;

(9)          the happening of an event of default as defined in any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Subsidiary, whether such Indebtedness now exists or shall hereafter be created, which event of default shall have caused in any one case or in the aggregate in excess of ten million dollars ($10,000,000) aggregate principal amount of such Indebtedness to become due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration being rescinded, annulled or otherwise cured within the period and after the notice specified below;

(10)        the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case,
(B)	consents to the entry of an order for relief against it in an involuntary case,
(C)	consents to the appointment of a Receiver of it or for all or substantially all of its property, or
(D)	makes a general assignment for the benefit of its creditors;

(11)        Any of the representations or warranties made by the Company in the Transaction Documents shall be false or misleading in any material respect at the time made;

(12)        one or more final unsatisfied judgments not covered by insurance aggregating in excess of ten million dollars ($10,000,000), at any one time, are rendered against the Company or any Subsidiary and not stayed, bonded or discharged within 60 days;

(13)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(E)	is for relief against the Company or any Subsidiary in an involuntary case,
(F)	appoints a Receiver of the Company or any Subsidiary or for all or substantially all of its property, or
(G)	orders the liquidation of the Company or any Subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days; or
(14)	the Company fails to repurchase the Securities at the option of a Holder pursuant to Section 4.05 or Section 4.06;.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Receiver” means any receiver, Trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (8) or (9) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure the default within ten (10) Business Days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”. If the Holders of 25% in principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so.

SECTION 6.02.             Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(10) or 6.01(13)), occurs and is continuing, unless the principal of all of the Securities shall have already become due and payable, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and all accrued interest on all the Securities to be due and payable immediately. In addition to the foregoing, upon an Event of Default, the rate of interest on the Securities shall, be increased by five percent (5%) per annum (i.e., from 8% to 13% per annum), or if less, increased to the maximum interest rate then permitted by applicable law. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(10) or 6.01(13) occurs, the principal of all the Securities and the interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with Interest on overdue installments of Interest as provided in Section 2.02 to the extent that payment of such Interest is enforceable under applicable law and on such principal at the rate borne by the Securities, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 7.07, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued Interest on Securities which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.04, then and in every case the Holders of a majority in aggregate principal amount of the then outstanding Securities, by written notice to the Company and to the Trustee, may waive all default or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon become aware thereof, of any Event of Default.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Securities, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders of Securities, and the Trustee shall continue as though no such proceeding had been taken.

SECTION 6.03.             Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04.             Waiver of Past Defaults. Subject to Sections 6.02 and 9.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive a past Default and its consequences. When a default is waived, it is cured.

SECTION 6.05.             Control by Majority. The Holders of a majority in principal amount of outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however:

(1)	such direction shall not be in conflict with any rule of law or with this Indenture,

(2)          the Trustee shall not determine that the action so directed would be unjustly prejudicial to the rights of any Holder not taking part in such direction, and

(3)          the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or be unduly prejudicial to the Holders not taking part in such direction, and

(4)          the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.             Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)	the Holder gives to the Trustee written notice of continuing Event of Default;

(2)          the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)          such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)          during such sixty (60) day period the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with such request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.             Rights of Holders to Receive Payment. Subject to Article Eleven and notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.             Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

SECTION 6.09.             Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

SECTION 6.10.             Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to holders of Senior Indebtedness to the extent required by Article Eleven;

Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Fourth: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.             Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

SECTION 6.12.             Actions of a Holder. For the purpose of providing any consent, waiver or instruction to the Company or the Trustee, a “Holder” or “Securityholder” shall include a Person who provides to the Company or the Trustee, as the case may be, an affidavit of beneficial ownership of a Security together with a satisfactory indemnity against any loss, liability or expense to such party to the extent that it acts upon such affidavit of beneficial ownership (including any consent, waiver or instructions given by a Person providing such affidavit and indemnity).

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.	Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)	Except during the continuance of an Event of Default:

(i)           The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(ii)          In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions submitted in accordance with Section 12.04 to determine whether or not they conform to the requirements of this Indenture.

(c)          The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)	this paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)        the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)          Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and(c) of this Section 7.01.

(e)          The Trustee and the Registrar, Paying Agent and Conversion Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)           The Trustee and the Registrar, Paying Agent and Conversion Agent shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

(g)          Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.	Rights of Trustee.

(a)          The Trustee and the Registrar, Paying Agent and Conversion Agent may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)          Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c)          The Trustee and the Registrar, Paying Agent and Conversion Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)          The Trustee and the Registrar, Paying Agent and Conversion Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)          The Trustee shall not be deemed to have knowledge or notice of any Event of Default or defaults hereunder unless a Responsible Officer of the Trustee shall have actual knowledge thereof or unless the holders of not less than twenty-five percent of the outstanding Notes gives notice of such Event of Default or default.

(f)           The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(g)          The Trustee shall not be obligated to take any action in connection with an Event of Default described in Section 601(11) above unless it has received written instructions from Holders of at least 25% in aggregate principal amount of outstanding Notes.

(h)          In no event shall the Registrar, Paying Agent and Conversion Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03.             Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

SECTION 7.04.             Trustee’s Disclaimer. The Trustee and the Registrar, Paying Agent and Conversion Agent makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05.             Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within ninety (90) days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust committee of such board and/or responsible officers of the Trustee in good faith determine(s) that withholding the notice is in the interests of Securityholders.

SECTION 7.06.             Reports by Trustee to Holders. Within sixty (60) days after each May 15 beginning with May 15, 2006, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Sec. 313(a). The Trustee also shall comply with TIA Sec. 313(b)(2) and TIA Sec. 313(d).

A copy of each report at the time of its mailing to Securityholders shall be filed by the Company with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.07.             Compensation and Indemnity. The Company shall pay to the Trustee and the Registrar, Paying Agent and Conversion Agent from time to time reasonable compensation for their services. The Trustee’s and the Registrar, Paying Agent and Conversion Agent’s compensation hereunder shall not be limited by any law on compensation relating to the Trustee and the Registrar, Paying Agent and Conversion Agent of an express trust. The

Company shall reimburse the Trustee and the Registrar, Paying Agent and Conversion Agent upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the agents and counsel of the Trustee and the Registrar, Paying Agent and Conversion Agent. The Company shall indemnify the Trustee and the Registrar, Paying Agent and Conversion Agent against any loss or liability incurred by it in connection with the administration of this trust and its duties hereunder. The Trustee and the Registrar, Paying Agent and Conversion Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee and the Registrar, Paying Agent and Conversion Agent through the Trustee’s and the Registrar, Paying Agent and Conversion Agent’s own negligence, willful misconduct or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee and the Registrar, Paying Agent and Conversion Agent, except that held in trust to pay principal of or interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(10) or (13) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

SECTION 7.08.             Replacement of Trustee. A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10;
(2)	the Trustee is adjudged bankrupt or insolvent;
(3)	a receiver or other public officer takes charge of the Trustee or its property; or
(4)	the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 7.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

The Registrar, Paying Agent and Conversion Agent may resign and be discharged from its duties or obligations hereunder by giving not less than thirty (30) days prior written notice of such resignation to the Company specifying a date on which such resignation shall take effect; provided, however, that no such resignation shall be effective until a successor registrar, paying agent and conversion agent shall have been appointed. In the event of the Registrar, Paying Agent and Conversion Agent’s resignation, the Company shall appoint a new Registrar, Paying Agent and Conversion Agent. Any such successor to the Registrar, Paying Agent and Conversion Agent shall agree to be bound by the terms of this Indenture and shall become the Registrar, Paying Agent and Conversion Agent hereunder. If no such successor Registrar, Paying Agent and Conversion Agent has been appointed within 30 days of the Company’s receipt of the Registrar, Paying Agent and Conversion Agent’s notice of resignation, the Registrar, Paying Agent and Conversion Agent may petition any court of competent jurisdiction for the appointment of a successor Registrar, Paying Agent and Conversion Agent.

SECTION 7.09.             Successor Trustee by Merger, etc. If the Trustee or the Registrar, Paying Agent and Conversion Agent consolidates with, merges or converts into or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.             Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Sec. 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Sec. 310(b), including the optional provision permitted by the second sentence of TIA Sec. 310(b)(9).

SECTION 7.11.             Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Sec. 311(a) and (b), excluding any creditor relationship arising as provided in TIA Sec. 311(b). A Trustee who has resigned or been removed shall be subject to TIA Sec. 311(a) to the extent indicated.

ARTICLE EIGHT

DISCHARGE OF INDENTURE

SECTION 8.01.             Termination of Company’s Obligations. The Company may terminate all of its obligations under the Securities and this Indenture if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation or if:

(1)          the Securities mature within six (6) months or all of them are to be called for redemption within six (6) months under arrangements satisfactory to the Trustee or giving the notice of redemption; and

(2)          the Company irrevocably deposits in trust with the Trustee money sufficient to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption, as the case may be. The Company may make the deposit only if Article Eleven permits it. Immediately after making the deposit, the Company shall give notice of such event and the proposed date of payment to each Securityholder.

The Company’s obligations in paragraph 12 of the Securities and in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 4.01, 7.07 and 7.08 and in Article Ten, however, shall survive until the Securities are no longer outstanding. Thereafter, the Company’s obligations in such paragraph 12 and in Section 7.07 shall survive.

After a deposit, the Trustee upon request shall, subject to Section 12.04, acknowledge in writing the discharge of the Company’s obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02.             Application of Trust Money. The Trustee shall hold in trust money deposited with it pursuant to Section 8.01. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money so held in trust is not subject to the subordination provisions of Article Eleven.

SECTION 8.03.             Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.             Without Consent of Holders. The Company with the consent of the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholders:

(1)	to cure any ambiguity, omission, defect or inconsistency;
(2)	to provide for uncertificated Securities in addition to certificated Securities;
(3)	to add to the covenants of the Company for the benefit of the Securityholders;
(4)	to surrender any right or power herein conferred upon the Company;

(5)          to make provision with respect to conversion rights of Securityholders pursuant to Section 10.17 hereof;

(6)          to make provision with respect to the issuance of additional Securities pursuant to Section 2.04 hereof;

(7)          to reduce the conversion price; provided, that such reduction in the conversion price shall not adversely affect the interest of the Securityholders (after taking into account tax and other consequences of such reduction);

(8)          to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(9)          to make any changes or modifications to this Indenture necessary or appropriate in connection with the registration of any Securities under the Securities Act of 1933, as amended, as contemplated in the Resale Registration Rights Agreement, provided that such action pursuant to this clause (9) does not adversely affect the interests of the Securityholders; or

(10)        to add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (10) does not adversely affect the interests of the Securityholders.

SECTION 9.02.             With Consent of Holders. The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. The Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(1)          reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver:

(2)	reduce the rate of or extend the time for payment of interest on any Security
(3)	reduce the principal of or extend the fixed maturity of any Security;

(4)          waive a default in the payment of the principal of, premium, if any, or interest on any Security;

(5)	adversely affect the right to convert any Security into Common Stock;

(6)          reduce any amount payable on redemption, repurchase or conversion of any Security;

(7)          adversely affect the right to require the Company to repurchase any Security following a Repurchase Event or pursuant to Section 4.05 or Section 4.06;

(8)          adversely affect the right to institute suit for the payment of any amount required to be paid by the Company with respect to any Security; or

(9)	change the currency in which the Securities are payable.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.             Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.             Revocation and Effect of Consents. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than one hundred twenty (120) days after such record date.

SECTION 9.05.             Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.             Trustee to Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the

Board of Directors approves it. The Trustee shall be entitled to receive, in addition to the documents required by Section 12.04, an Opinion of Counsel and an Officer’s Certificate that any supplemental indenture, amendment or waiver is authorized or permitted by this Indenture.

ARTICLE TEN

CONVERSION

SECTION 10.01.           Conversion Privilege. A Holder may convert a Security into Common Shares at any time, subject to the prior redemption provisions of Article Three. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it. To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date.

SECTION 10.02.           Automatic Conversion. (a) The Company may elect to automatically convert the Securities (an “Automatic Conversion”) at any time prior to maturity if the Last Reported Sale Price of the Common Stock has been at least 150% of the conversion price for at least twenty (20) trading days during any thirty (30) trading day period, ending within five days prior to the date of the Automatic Conversion Notice (as defined below); provided, however, that, the Company may only automatically convert the Securities if, (i) in accordance with the terms of the Resale Registration Rights Agreement, a registration statement registering the resale of such Securities as are Restricted Securities and Common Stock issuable upon conversion of the Restricted Securities is declared effective under the Securities Act prior to the date of the Automatic Conversion Notice and such registration statement remains effective on the date selected for Automatic Conversion (the “Automatic Conversion Date”) or the Securities are otherwise not Restricted Securities on the Automatic Conversion Date; (ii) the shares of Common Stock to be issued shall have been listed or approved for listing on a national securities exchange or The Nasdaq National Market, prior to the delivery of the Automatic Conversion Notice; (iii) the issuance of the shares of Common Stock to be issued does not require approval of the Company’s stockholders; and (iv) the Company is not prevented from making the Company Conversion Provisional Payment (as defined below) on the Automatic Conversion Date as a result of the provisions of Section 11.02. If the Company elects to automatically convert the Securities and the Securities are Restricted Securities on the Automatic Conversion Date, the Company covenants that it shall not suspend the effectiveness of the registration statement referred to in clause (i) of the preceding sentence pursuant to Section 4(b) of the Resale Registration Rights Agreement for thirty (30) days following the Automatic Conversion Date.

Subject to Article Eleven, if the Automatic Conversion Date is prior to December 20, 2008, the Company shall make an additional payment to each holder of Securities with respect to the Securities converted, in an amount equal to $240.00 per each one thousand dollars ($1,000) principal amount of the Security (the “Company Conversion Provisional Payment”), less the amount of any interest actually paid on the portion of the principal amount of the Security to be converted prior to the Automatic Conversion Date (and, if the Security is converted between a record date and the next Interest Payment Date, less interest payable on each one thousand dollars ($1,000) principal amount of the Security on such next Interest Payment Date). The Company Conversion Provisional Payment may be paid in whole or in part in cash and/or through the issuance of Common Stock at the election of the Company as provided in Section 10.21.

(b)          Unless the Company shall have theretofore called for redemption all of the outstanding Securities, the Company shall give to all Holders notice (the “Automatic Conversion Notice”) of the Automatic Conversion not more than thirty (30) days but not less than twenty (20) days prior to the Automatic Conversion Date. The Company shall also deliver a copy of such Automatic Conversion Notice to the Trustee and the Conversion Agent. At the Company’s request, the Paying Agent shall give the Automatic Conversion Notice in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Paying Agent or the Conversion Agent) prior to the date by which such Automatic Conversion Notice must be given to the Holder in accordance with this Section 10.02(b); provided, further, that the text of the Automatic Conversion Notice shall be prepared by the Company.

(c)	Each Automatic Conversion Notice shall state:
(1)	the Automatic Conversion Date,
(2)	the place or places where such Securities are to be surrendered for conversion,
(3)	the Conversion Price then in effect,
(4)	the CUSIP number(s) of the Securities to be automatically converted,
(5)	the amount of the Company Conversion Provisional Payment, if any,

(6)          whether the Company elects to pay the Company Conversion Provisional Payment, if any, in cash, in shares of Common Stock or a combination thereof, specifying the percentage or amount of each,

(7)          if the Company elects to pay any portion of the Company Conversion Provisional Payment, if any, in shares of Common Stock, the calculation of the Market Price of the Common Stock, and

(8)	the Additional Shares, if any, to be issued pursuant to Section 10.20.

SECTION 10.03.           Conversion Procedure. As soon as practicable after the conversion date, the Company shall deliver to the Holder through the Conversion Agent (i) a certificate for the number of Common Shares and Additional Shares, if any, issuable upon the conversion, or, at the holder’s request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s balance account with the Depositary through its Deposit Withdrawal Agent Commission system; (ii) a check for any fractional share and (iii) the Company Conversion Provisional Payment, if any. The person in whose name the certificate is registered becomes a stockholder of record on the conversion date.

The number of Common Shares issuable upon conversion of a Security is determined as follows:

Divide the principal amount converted by the conversion price in effect on the conversion date and round the result to the nearest 1/100th of a share.

The initial conversion price is stated in paragraph 8 of the Securities. The conversion price is subject to adjustment. See Sections 10.07 through 10.14.

Except as provided in this paragraph, no payment or other adjustment shall be made for accrued Interest on a converted Security. If any Securities are converted during any period after any Record Date for the payment of an installment of Interest but before the next Interest Payment Date, Interest for such Securities will be paid on the next Interest Payment Date, notwithstanding such conversion, to the Holders of such Securities. Any Securities that are, however, delivered to the Company for conversion after any Record Date but on or before the next Interest Payment Date must be accompanied by a payment equal to the Interest payable on such Interest Payment Date on the principal amount of Securities being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a Record Date and on or before the next Interest Payment Date, (2) if the Company has specified a Repurchase Date following a Repurchase Event that is during such period or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Security.

If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

The Company shall use its reasonable best efforts to, (a) within three (3) Business Days after the conversion date with respect to any Security, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the holder (as if such transfer were a transfer of the Security or Securities (or portion thereof) so converted) (i) in the case of a resale of the Common Stock issuable upon such conversion, at the holder’s request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Company through its Deposit Withdrawal At Custodian system or (ii) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of full shares of Common Stock to which the holder shall be entitled upon such conversion, and (b) deliver to such holder a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, (which payment, if any, shall be paid no later than five (5) Business Days after the conversion date).

Subject to Article Eleven, if the Company shall not have delivered the number of shares of Common Stock issued upon conversion of Securities by any holder within five (5) Business Days after the conversion date with respect to such Securities, the Company shall pay Liquidated Damages to such holder at the rate of one-half percent (0.5%) per month of the outstanding principal amount of Securities so converted by such holder.

SECTION 10.04.           Fractional Shares. The Company will not issue a fractional Common Share upon conversion of a Security. Instead, the Company will deliver its check for the current market value of a fractional share. The current market value of a fraction of a share is determined as follows:

Multiply the current market price of a full share by the fraction and round the result to the nearest cent.

The current market price of a Common Share for the purpose of Section 10.04 is the closing bid price as reported by the National Association of Securities Dealers Automated Quotation National Market System, or if the Common Shares are listed on an exchange, the last reported sale price on the principal exchange on which the Common Shares are listed, on the last trading day prior to the conversion date. In the absence of one or more such quotations, the Board of Directors shall determine the current market price on the basis of such quotation as it considers appropriate.

SECTION 10.05.           Taxes on Conversion. If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Shares upon the conversion, including any Additional Shares issued upon such conversion. The Holder, however, shall pay any such tax which is due because the shares are issued in a name other than his.

SECTION 10.06.           Company to Provide Stock. The Company shall reserve out of its authorized but unissued Common Shares or its Common Shares held in treasury enough Common Shares to permit the conversion of the Securities.

All Common Shares which may be issued upon conversion of the Securities, including any Additional Shares and any Common Shares issued in payment of the Company Conversion Provisional Payment, shall be validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

In order that the Company may issue Common Shares upon conversion of the Securities, the Company will use its reasonable best efforts to comply with all applicable Federal and State securities laws and will use its reasonable best efforts to list such Common Shares on each national securities exchange on which the Common Shares are listed.

SECTION 10.07.	Adjustment for Change of Capital Stock. If the Company
(1) pays a dividend in Common Shares to holders of Common Shares;

(2)          subdivides its outstanding Common Shares into a greater number of Common Shares;

(3)          combines its outstanding Common Shares into a smaller number of Common Shares;

(4)          makes a distribution on its Common Shares in shares of its capital stock other than Common Shares; or

(5)	issues by reclassification of its Common Shares any shares of its capital stock.

then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter converted may receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the security immediately prior to such action.

For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. In the event that such dividend or distribution is not paid, the conversion price shall again be adjusted to be the conversion price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such dividend or distribution had not been fixed. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

If after an adjustment a Holder of a Security upon conversion of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors shall determine the allocation of the adjusted conversion price between or among the classes of capital stock. After such allocation, the conversion prices of the classes of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Shares in this Indenture.

SECTION 10.08.           Adjustment for Rights Issue. If the Company issues any rights or warrants to all holders of its Common Shares entitling them to purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion price per share) less than the current market price per share on that record date, the conversion price shall be adjusted in accordance with the formula:

C’=	O + (N x P) C x M O+N

where

C’ = the adjusted conversion price.

C = the then current conversion price.

O = the number of Common Shares outstanding on the record date.

N = the number of additional Common Shares offered.

P = the offering or conversion price per share of the additional shares.

M = the current market price per Common Share on the record date. See Section 10.12.

The adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. In the event that such rights or warrants are not so issued, the conversion price shall again be adjusted to be the conversion price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

In the event that the Company implements a stockholder rights plan, such rights plan shall provide that upon conversion of the Securities, the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan as if the holders had converted the Securities prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion. Any distribution of rights or warrants pursuant to a stockholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 10.08.

SECTION 10.09.           Adjustment for Other Distributions. If the Company distributes to all holders of its Common Shares any assets or debt securities or any rights or warrants to purchase securities, the conversion price shall be adjusted in accordance with the formula:

C x (O x M) — F
C’=	-----------
O x M

where

C’ = the adjusted conversion price.

C = the then current conversion price.

O = the number of Common Shares outstanding on the record date mentioned below.

M = the current market price per Common Share on the record date mentioned below. See Section 10.12.

F = the fair market value on the record date of the assets, securities, rights or warrants distributed. The Board of Directors shall determine the fair market value.

The adjustment shall be made successively whenever any such distribution is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. In the event that such distribution is not paid, the conversion price shall again be adjusted to be the conversion price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such distribution had not been fixed.

SECTION 10.10.           Adjustment for Cash Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 10.17 applies or as part of a distribution referred to in Section 10.07 and 10.09), then immediately after the close of business on the Record Date for the distribution, the Conversion Price shall be reduced so that the same shall equal the price determined in accordance with the formula:

(O x M) — (O x D’)
C’=	C* -----------
O x M

where

C’ = the adjusted conversion price.

C = the then current conversion price.

O = the number of Common Shares outstanding on the record date mentioned below.

M = the current market price per Common Share on the record date mentioned below. See Section 10.12.

D’= the amount in cash per share the Company distributes to holders of Common Stock in excess of $0.16 per share (appropriately adjusted from time to time for any share dividends on, or subdivisions of, Common Stock) in any four consecutive fiscal quarters of the Company.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. Provided, however, that in the event the portion of the cash so distributed applicable to one (1) share of Common Stock is equal to or greater than the current market price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of cash such holder would have received had such holder converted such Security (or portion thereof) immediately prior to such Record Date.  In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. Notwithstanding anything to the contrary herein, the adjustment required by this paragraph shall not be required as a result of cash dividends paid by the Company in an aggregate amount equal to or less than $0.16 per share (appropriately adjusted for any share dividends on or subdivisions or combinations of the Common Stock) in any four consecutive fiscal quarters of the Company.

SECTION 10.11.           Voluntary Adjustment. The Company at any time may reduce the conversion price by any amount but in no event shall such conversion price be less than the par value of the Common Shares at the time such reduction is made. Any such reduction shall be in compliance with the rules and regulations of The NASDAQ National Market, or of the principal exchange on which the Common Shares are then listed.

SECTION 10.12.           Current Market Price. In Sections 10.08 and 10.09 the current market price per Common Share on any date is the average of the highest reported bid and the lowest reported asked prices at the close of business as reported by the National Association of Securities Dealers Automated Quotation National Market System, or if the Common Shares are listed on an exchange, the closing sale prices, on the principal exchange on which the Common Shares are listed, for thirty (30) consecutive trading days commencing forty-five (45) trading days before the date in question. In the absence of one or more such quotations, the Board of Directors shall determine the current market price on the basis of such quotation as it considers appropriate.

SECTION 10.13.           When Adjustment May Be Deferred. No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least $.10 in the conversion price. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Article Ten shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

SECTION 10.14.           When Adjustment Is Not Required. Unless this Article Ten provides otherwise, no adjustment in the conversion price shall be made because the Company issues, in exchange for cash, property or services, Common Shares, or any securities convertible into or exchangeable for Common Shares, or securities carrying the right to purchase shares of Common Shares or such convertible or exchangeable securities.

Furthermore, no adjustment in the conversion price need be made under this Article Ten for (i) sale of Common Shares pursuant to a Company plan providing for reinvestment of dividends or interest or in the event the par value of the Common Shares is changed; or (ii) conversion of Class B Common Stock.

SECTION 10.15.           Notice of Adjustment. Whenever the conversion price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee and the Conversion Agent an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

SECTION 10.16.	Notice of Certain Transactions. If:

(1)          the Company takes any action which would require an adjustment in the conversion price;

(2)          the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction;

(3)          there is a dissolution, liquidation or winding up of the Company, a Holder of a Security may want to convert it into Common Shares prior to the record date for or the effective date of the transaction so that such Holder may receive the rights, warrants, securities or assets which a Holder of Common Shares on that date may receive. Therefore, the Company shall mail to Securityholders and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten (10) days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 10.16.

SECTION 10.17.           Consolidation, Merger or Sale of the Company. (a) If the Company (i) is a party to a merger, consolidation or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than a merger, consolidation or combination intended to effect a change in name, a change in par value or a change in the jurisdiction of incorporation); (ii) reclassifies or changes its outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (iii) is a party to any statutory exchange as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (such transaction, a “Statutory Exchange”); or (iv) is a party to any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be), or the purchasing person, as the case may be, shall enter into a supplemental indenture. The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities or cash or other assets which he would have owned immediately after the consolidation, merger, Statutory Exchange or transfer if he had converted the Security immediately before the effective date of such transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Ten. The Company or its successor corporation shall mail to each Securityholder a notice describing the supplemental indenture.

If this Section 10.17(a) applies, Sections 10.07, 10.08 and 10.09 shall not apply.

(b) In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such merger, consolidation, combination, reclassification, change, Statutory Exchange, sale or conveyance, the Company shall make adequate provision whereby the holders of the Securities shall have a reasonable opportunity to determine the form of consideration into which all of the Securities shall be convertible from and after the effective date of such merger, consolidation, combination, reclassification, change, Statutory Exchange, sale or conveyance. Such determination shall be (i) based on the weighted average of elections made by holders of the Securities who participate in such determination, (ii) subject to any limitations to which all of the holders of the Common Stock are subject, such as pro-rata deductions applicable to any portion of the consideration payable in such merger, consolidation, combination, reclassification, change, Statutory Exchange, sale or conveyance, and (iii) conducted in such a manner as to be completed by the date which is the earliest of (a) the deadline for elections to be made by stockholders of the Company, and (b) two Business Days prior to the anticipated effective date of the merger, consolidation, combination, reclassification, change, Statutory Exchange, sale or conveyance. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by holders of the Securities (and the weighted average of elections), by issuing a press release and providing a copy of such notice to the Trustee. In the event the effective date of the ,merger, consolidation, combination, reclassification, change, Statutory Exchange, sale or conveyance is delayed beyond the initially anticipated effective date, holders of the Securities shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. Any supplemental indenture entered into pursuant to this Section 10.17 shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Ten. If, in the case of any such merger, consolidation, combination, reclassification, change, Statutory Exchange, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock include shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such merger, consolidation, combination, reclassification, change, Statutory Exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holders of the Securities as the Company’s Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article Three.

The Company shall cause notice of the execution of such supplemental indenture to be sent to each holder of Securities within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.17(b) shall similarly apply to successive mergers, consolidations, combinations, reclassifications, changes, Statutory Exchanges, sales or conveyances.

In the event that the Company shall execute a supplemental indenture pursuant to this Section 10.17, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto and that all conditions precedent have been complied with by the Company.

SECTION 10.18.           Company Determination Final. Any determination which the Board of Directors must make pursuant to Sections 10.04, 10.07, 10.09 or 10.12 is conclusive.

SECTION 10.19.           Trustee’s Disclaimer. The Trustee has no duty to determine when an adjustment under this Article Ten should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 10.17 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article Ten. The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.17, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’

Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.17 hereof.

SECTION 10.20.           Adjustment to Conversion Price Following Certain Changes of Control.

In case (a) a Change of Control occurs as defined in clause (ii) or (iii) of the definition thereof (disregarding, for purposes of this Section 10.20, the proviso at the end of such definition), (b) 10% or more of the consideration received by holders of the Common Stock in connection with such Change of Control consists of cash or securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market and (c) a holder elects to convert its Securities, pursuant to this Article Ten, on or prior to December 20, 2008, the Conversion Price for any such Securities surrendered for conversion shall be increased by a number of additional shares of Common Stock (the “Additional Shares”) as described below.

The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto, based on the effective date of such Change in Control (the “Effective Date”) and the price (the “Stock Price”) paid per share of the Common Stock in such corporate transaction. If holders of Common Stock receive only cash in such corporate transaction, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the Market Price as of the Effective Date.

The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted as of any date on which the conversion price of the Securities is adjusted pursuant to this Article Ten. The adjusted Stock Price will equal the Stock Price applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion price as so adjusted and the denominator of which is the conversion price immediately prior to such adjustment giving rise to the Stock Price adjustment. If an adjustment is made to the conversion price pursuant to Article Ten, the number of Additional Shares will be adjusted by multiplying such amount by a fraction, the numerator of which is the conversion price immediately prior to such adjustment and the denominator of which is the conversion price as so adjusted.

The exact Stock Prices and effective dates may not be set forth in the table in Schedule A, in which case:

(i)           if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year,

(ii)          if the Stock Price is in excess of $30.00 per share, subject to adjustments set forth in Article Ten, no Additional Shares will be issued upon conversion, and

(iii)        if the Stock Price is less than $8.40 per share, subject to adjustments set forth in Article Ten, no Additional Shares will be issued upon conversion.

SECTION 10.21.	Payment of Company Conversion Provisional Payment.

(a)          The Company may pay any Company Conversion Provisional Payment required to be paid pursuant to this Indenture in whole or in part in cash and/or through the issuance of Common Stock; provided, (i) that Common Stock used to pay any such payment shall be valued at ninety-seven point five percent (97.5%) of the Market Price of the Common Stock with respect to such Automatic Conversion Date, (ii) that a registration statement covering the resale of such Common Stock is declared effective and prior to the Automatic Conversion Date and such registration statement remains effective on the Automatic Conversion Date or such Common Stock will not otherwise be Restricted Securities on the Automatic Conversion Date; (iii) such Common Stock is listed for trading on a national securities exchange or The Nasdaq National Market; (iv) information necessary to calculate the Market Price is published in a daily newspaper of national circulation or otherwise readily publicly available; (v) any necessary qualification or registration under applicable state securities laws has been obtained or an exemption from such qualification and registration is available; provided, further, that no fractional shares will be delivered. Instead the Company will deliver a check for the Market Price of the fractional share in accordance with Section 10.03.

(b)          The Company’s right to elect to pay some or all of the Company Conversion Provisional Payment by delivering shares of Common Stock shall be further conditioned upon the receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel each stating that (1) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (2) the shares of Common Stock to be issued by the Company in payment of the Company Conversion Provisional Payment have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Company Conversion Provisional Payment, will be validly issued, fully paid and nonassessable and free from preemptive or other similar rights under the Company’s Certificate of Incorporation and By-laws and the Delaware General Corporation Law or otherwise, and, in the case of such Officers’ Certificate, stating that each of the conditions set forth in Section 10.21 have been satisfied. Such Officers’ Certificate shall also set forth the number of shares of Common Stock to be issued in payment of the Company Conversion Provisional Payment and the Last Reported Sale Price of the Common Stock on each trading day during the period during which the Market Price with respect to such payment is to be calculated.

(c)          If the foregoing conditions are not satisfied on the Business Day immediately preceding the Automatic Conversion Date, the Company shall pay the entire Company Conversion Provisional Payment in cash.

(d)          If a Holder is paid some or all of the Company Conversion Provisional Payment in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock; provided that the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than that of the Holder. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.

ARTICLE ELEVEN

SUBORDINATION

SECTION 11.01.           Securities Subordinated to Senior Indebtedness. The Company agrees, and each Holder of the Securities by his or her acceptance thereof likewise agrees, that all Securities shall be issued subject to the provisions of this Article Eleven, and each Person holding any Securities, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest on the Securities (including, but not limited to, the Redemption Price with respect to the Securities called for redemption) issued hereunder is subordinated, to the extent and in the manner provided in this Article Eleven, to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

“Senior Indebtedness” means the principal of, premium (if any), and interest on (i) borrowings made under the Amended and Restated Revolving Credit Agreement, dated as of October 29, 2004, among the Company, Bank One, NA and certain other parties listed therein, including any amendment, renewal, extension, expansion, increase, refunding, refinancing or replacement of such agreement, and (ii) other Indebtedness of the Company outstanding at any time created, other than (A) Indebtedness of the Company to a Subsidiary for money borrowed or advanced from any such Subsidiary, (B) Indebtedness which by its terms is not superior in right of payment to the Securities, (C) the Company’s 7 1/4% Convertible Subordinated Debentures due 2006 issued pursuant to an Indenture dated as of December 15, 1986, between the Company and U.S. Bank, National Association, as successor trustee to Continental Illinois National Bank and Trust Company of Chicago, and the Company’s 8 1/4% Convertible Senior Subordinated Debentures due 2006 issued pursuant to an Indenture dated as of December 16, 1996, between the Company and J.P. Morgan Trust Company, National Association, as successor trustee to American National Bank and Trust Company of Chicago, to which debentures the Securities shall be superior in right of payment, (D) Indebtedness of the Company which shall rank equally and ratably with the Securities, including, but not limited to, the other Securities and the Company’s 7 ¾% Notes due 2011, and (E) all other future Indebtedness which by its terms is not superior in right of payment to the Securities.

“Indebtedness” means:

(1)          any debt of the Company (i) for borrowed money, capitalized lease obligations or purchase money obligations or (ii) evidenced by a note, debenture, letter of credit or similar instrument given in connection with the acquisition, other than in the ordinary course of business, of any property or assets;

(2)          any debt of others described in the preceding clause which the Company has guaranteed or for which it is otherwise liable; and

(3)	any amendment, renewal, extension or refunding of any such debt.

This Article Eleven shall constitute a continuing offer to all persons who, in reliance upon such provisions, become Holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the Holders of Senior Indebtedness, and such Holders are made obligees hereunder and they and/or each of them may enforce such provisions.

No provision of this Article Eleven shall prevent the occurrence of any default or Event of Default hereunder or have any effect on the rights of the Holders of the Securities or the Trustee to accelerate the maturity of the Securities.

SECTION 11.02.           Company Not to Make Payments with Respect to Securities in Certain Circumstances.

(a)          Upon the maturity of any Senior Indebtedness by lapse of time, accelerate or otherwise, all principal thereof, premium, if any, thereon, and interest thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made (i) on account of the principal of, premium, if any, or interest on the Securities; (ii) to acquire any of the Securities; (iii) in payment of any Company Conversion Provisional Payment; or (iv) for liquidated damages, fees, expenses or any other amounts in respect of each and all of the Securities.

(b)          Upon the happening of any default in payment of the principal of, premium, if any, or interest on any Senior Indebtedness, then, unless and until such default shall have been cured or waived or shall have ceased to exist, the Company shall not make any payment with respect to the principal of, premium, if any, or interest on the Securities nor shall the Company make any payment to acquire any of the Securities, any Company Conversion Provisional Payment, or any liquidated damages, fees, expenses or any other amounts in respect of each and all of the Securities. Nothing in this Article Eleven, however, shall relieve the holders of such Senior Indebtedness or their representative from any notice requirements set forth in the instrument evidencing such Senior Indebtedness.

(c)          In the event that notwithstanding the provisions of this Section 11.02 the Company shall make any payment to the Trustee on account of the principal of or interest on the Securities, after the happening of a default in payment of the principal of or interest on Senior Indebtedness, then, unless and until such default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections 11.06 and 11.07) shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interest may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

The Company shall give prompt written notice to the Trustee of any default in the payment of principal of or interest on any Senior Indebtedness.

SECTION 11.03.           Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of the Company. Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a)          the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon before the Holders of the Securities are entitled to receive any payment on account of the principal of or interest on the Securities;

(b)          any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on behalf of the Holders of the Securities would be entitled except for the provisions of this Article Eleven, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of the Senior Indebtedness or their representative, or to the trustee under any indenture under which Senior Indebtedness may have been issued (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Indebtedness held or represented by each), to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness, except that Holders of the Securities would be entitled to receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities; and

(c)          in the event that notwithstanding the foregoing provisions of this Section 11.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities, shall be received by the Trustee or the Holders of the Securities on account of principal of, premium, if any, or interest on the Securities before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Sections 11.06 and 11.07) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative, or to the Trustee under any indenture under which such Senior Indebtedness may have been issued (pro rata as provided in subsection (b) above), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness, except that Holders of the Securities would be entitled to receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

SECTION 11.04.           Securityholders to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated equally and ratably to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders of the Securities by virtue of this Article Eleven which otherwise would have been made to the Holders of the Securities shall, as between the Company, its creditors other than holders of the Senior Indebtedness and the Holder of the Securities, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Eleven are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 11.05.           Obligation of the Company Unconditional. Nothing contained in this Article Eleven or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article Eleven, the Trustee, subject to the provisions of Section 7.01 and 7.02, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

Nothing contained in this Article Eleven or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Section 11.02 (not cured or waived), payments at any time of the principal of or interest on the Securities.

SECTION 11.06.           Knowledge of Trustee. Notwithstanding any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, until three Business Days after the Trustee shall have received written notice thereof from the Company, any Securityholder, any Paying or Conversion Agent or the holder or representative of any class of Senior Indebtedness.

SECTION 11.07.           Application by Trustee of Monies Deposited With It. If prior to the date on which by the terms of this Indenture any monies deposited with the Trustee or any Paying Agent may become payable for any purpose (including, without limitation, the payment of either the principal of, premium, if any, or the interest on any Security) the Trustee shall not have received with respect to such monies the notice provided for in Section 11.06, then the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such date. This section shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of Holders of such Indebtedness.

SECTION 11.08.           Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

SECTION 11.09.           Securityholders Authorize Trustee to Effectuate Subordination of Securities. Each Holder of the Securities by his or her acceptance thereof authorizes and expressly directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his or her Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to thirty (30) days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

SECTION 11.10.           Right of Trustee to Hold Senior Indebtedness. The Trustee shall be entitled to all of the rights set forth in this Article Eleven in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 11.11.           Article Eleven Not to Prevent Events of Default. The failure to make a payment on account of principal or interest by reason of any provision in this Article Eleven shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

With respect to the holders of any Senior Indebtedness, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Indebtedness will be read into this Indenture against the Trustee. The Trustee and the Paying Agent will not be deemed to owe any fiduciary duty to any holders of Senior Indebtedness, and will not be liable to any such holder if the Trustee or the Paying Agent pays over or distributes to or on behalf of the Holders of the Securities or the Company or any other Person money or assets to which any holders of Senior Indebtedness are then entitled by virtue of this Article Eleven, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee or the Paying Agent, as the case may be.

SECTION 11.12            Trustee’s Compensation Not Prejudiced. Nothing in this Article Eleven shall impair the rights of the Trustee, Registrar, Paying Agent and Conversion Agent to the compensation and expenses due to the Trustee, Registrar, Paying Agent and Conversion Agent pursuant to Section 7.07 of this Indenture.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01.           Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02.           Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

If to the Company:

if to the Company:
Richardson Electronics, Ltd.
40W267 Keslinger Road
LaFox, Illinois 60147-0393
Attention: Legal Department

if to the Trustee:
Law Debenture Trust Company of New York
767 Third Avenue, 31st Floor
New York, New York 10017
Attention: Corporate Trust Administration

with a copy to:
J.P. Morgan Trust Company, National Association
227 West Monroe, 26th Floor
Chicago, Illinois 60606
Attention: Worldwide Securities Services

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to such Securityholder at the address which appears on the registration books of the Registrar and shall be sufficiently given to such Securityholder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Securityholders it shall mail a copy of such notice to the Trustee and each Agent at the same time. All other notices or communication shall be in writing.

SECTION 12.03.           Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Sec. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Sec. 312(c).

SECTION 12.04.           Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)          an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)          an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with. In rendering such opinion, Counsel may rely upon certificates of appropriate officers of the Company.

SECTION 12.05.           Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)          a statement that the person making such certificate or opinion has read such covenant or condition;

(2)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)          a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)          a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 12.06.           When Treasury Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

SECTION 12.07.           Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or at a meeting of, Securityholders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

SECTION 12.08.           Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.09.           Governing Law. The laws of the State of New York, without regards to the principles of conflicts of law, shall govern this Indenture and the Securities.

SECTION 12.10.           No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11.           No Recourse Against Others. Liabilities of directors, officers, employees and stockholders, as such, of the Company is waived and released as provided in paragraph 16 of the Securities.

SECTION 12.12.           Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.13.           Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SIGNATURES

RICHARDSON ELECTRONICS, LTD.

By: /s/ Edward J. Richardson Name: Edward J. Richardson Title: CEO

Law Debenture Trust Company of New York, as Trustee

By: /s/Adam Berman Name: Adam Berman Title: Vice President

J.P. Morgan Trust Company, National Association, as Registrar, Paying Agent and Conversion Agent

By: /s/ Sharon McGrath Name: Sharon McGrath Title: Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Securities.

EXHIBIT A

(FACE OF SECURITY)

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS REGISTRAR (OR ANY SUCCESSOR REGISTRAR, AS APPLICABLE).  IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS REGISTRAR (OR ANY SUCCESSOR REGISTRAR, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY./

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[1] /	This legend should be included only if the Security is issued other than pursuant to a registration statement declared effective under the Securities Act.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO RICHARDSON ELECTRONICS, LTD. (OR ITS SUCCESSOR) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, CONVERSION OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN./

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[1] /	This legend should be included only if the Security is issued in global form.

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RICHARDSON ELECTRONICS, LTD.

8.0% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2011

Number ____		$25,000,000
CUSIP: 763165 AF 4

RATE OF INTEREST	MATURITY DATE	ORIGINAL ISSUE DATE
8.0%	June 15, 2011	November 21, 2005

Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1

Richardson Electronics, Ltd. promises to pay to CEDE & Co., or registered assigns, the principal sum of Twenty Five Million Dollars ($25,000,000.00) on June 15, 2011. The provisions on the back of this certificate are incorporated as if set forth on the face of the certificate.

DATED: November 21, 2005

Authenticated to be one of the Securities described in the Indenture referred to herein		(Seal)

LAW DEBENTURE TRUST COMPANY OF NEW YORK,		RICHARDSON ELECTRONICS, LTD.
as Trustee

By: Authorized Officer		By:
By:

(REVERSE OF SECURITY)

RICHARDSON ELECTRONICS, LTD.

8.0% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2011

1.            Interest. Richardson Electronics, Ltd., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year, beginning June 15, 2006. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date on which these Securities are first issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.            Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the June 1 or December 1 preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by its check payable in such money. It may mail an interest check to a Holder’s registered address. Any payment otherwise required to be made in respect of the Securities on a date that is not a Business Day may be made on the next succeeding Business Day with the same force and effect as if made on that date. No additional interest will accrue as a result of such a delayed payment.

3.            Paying Agent, Registrar and Conversion Agent. Initially, J.P. Morgan Trust Company, National Association will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-Registrar.

4.            Indenture. The Company issued the Securities under an Indenture dated as of November 21, 2005 (the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sec. 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of them. The Securities are general unsecured obligations of the Company. Subject to compliance with the terms of the Indenture, at any time prior to June 15, 2011, the Company shall not create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise with respect to (collectively, to “incur”), any Senior Indebtedness other than the principal of, premium (if any), and interest or borrowings made under the Amended and Restated Revolving Credit Agreement, dated as of October 29, 2004, among the Company, Bank One, NA and certain other parties listed therein (the “Credit Agreement”), including any amendment, renewal, extension, expansion, increase, refunding, refinancing or replacement of such agreement, whether with the same or different lenders. The Company shall not incur any Indebtedness that is junior in right of payment to the Securities that has a maturity date prior to June 15, 2011. In the event that the

Company incurs (i) Senior Indebtedness other than the principal of, premium (if any), and interest or borrowings made under the Credit Agreement, including any amendment, renewal, extension, expansion, increase, refunding, refinancing or replacement of the Credit Agreement, whether with the same or different lenders, or (ii) other Indebtedness which ranks equally and ratably with the Securities, the Company shall make an offer to repurchase the Securities pursuant to the terms of the Indenture.

5.            Optional Redemption. The Securities will not be redeemable at the Company’s option prior to December 20, 2008. At any time on or after December 20, 2008 and prior to the Maturity Date, the Company, at its option, may redeem the Securities, in whole or in part for a redemption price in cash equal to 100% of the principal amount of the Securities to be redeemed together in each case with accrued and unpaid Interest on the Securities redeemed to but excluding the Redemption Date.

6.            Selection and Notice of Redemption. Selection of Securities for any redemption will be made by the Paying Agent on either a pro rata basis, by lot or in accordance with any other method the Paying Agent considers fair and appropriate. Securities in denominations larger than $1,000 may be redeemed in part. Notice of redemption will be mailed at least twenty (20) days but not more than ninety (90) days before the redemption date to each Holder of Securities to be redeemed at his registered address. On and after the redemption date, interest ceases to accrue on Securities or portions thereof called for redemption.

7.            Purchase of Securities at Option of Holder. At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Securities held by such holder on the date that is no more than forty-five (45) business days after the date of the Repurchase Notice, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Repurchase Date. The Company shall mail to all Holders of record of the Securities a notice of the occurrence of a Repurchase Event and of the repurchase right arising as a result thereof on or before the thirtieth (30th) business day after the Repurchase Event. For a Security to be so repurchased at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purchase in accordance with the terms of the Indenture, such Security with a form of Repurchase Election duly completed, together with such Security, duly endorsed for transfer, on or before the Business Day immediately preceding the Repurchase Date. Holders have the right to withdraw any Repurchase Election Notice (in whole or in a portion thereof that is $1,000 or an integral multiple thereof) at any time prior to the close of business on the Business Day next preceding the Repurchase Date by delivering a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with the terms of the Indenture.

In the event that the Company repurchases or redeems any portion of the principal amount of the Company’s 7 ¾% Notes due 2011, the Company shall make an offer to repurchase, for the same type of consideration offered to the holders of the Company's 7 ¾% Notes due 2011, the same portion of the principal amount of the Securities (a "Section 4.05 Repurchase Offer"). The repurchase price for the Section 4.05 Repurchase Offer shall be equal to 100% of the principal amount of the Securities plus any accrued and unpaid Interest to but

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excluding the repurchase date; provided, however, that if the price at which the Company’s 7 ¾% Notes due 2011 were redeemed or repurchased exceeded 100% of the principal amount thereof (the percentage by which such redemption or repurchase price exceeded the principal amount of the Company’s 7 ¾% Notes due 2011 being referred to as the "Premium"), then the repurchase price for the Securities pursuant to the Section 4.05 Repurchase Offer shall exceed 100% of the principal amount thereof by a percentage equal to the Premium. If the Company is obligated both under this Section 4.05 and under any other Section of this Indenture to make an offer to repurchase the Securities, then the repurchase price for the Securities shall be equal to the greater of the repurchase price required pursuant to this Section 4.05 or the repurchase price required under such other Section of the Indenture. A Section 4.05 Repurchase Offer shall be conducted pursuant to the conditions and procedures set forth in Sections 3.07 and 3.09 of this Indenture, as applicable, with such modifications thereto as agreed to by the Trustee.

In the event that after November 21, 2008, the Company incurs (i) Senior Indebtedness other than the principal of, premium (if any), and interest or borrowings made under the Credit Agreement, including any amendment, renewal, extension, expansion, increase, refunding, refinancing or replacement of the Credit Agreement, whether with the same or different lenders, or (ii) other Indebtedness which ranks equally and ratably with the Securities, the Company shall make an offer to repurchase Securities having an aggregate principal amount equal to the net proceeds received by the Company upon the incurrence of such Senior Indebtedness or other Indebtedness, as applicable (a "Section 4.06 Repurchase Offer"). Any such Senior Indebtedness or other Indebtedness incurred (i) shall not mature prior to June 15, 2011 and (ii) the net proceeds received by the Company upon the incurrence of such indebtedness must be equal to or greater than the aggregate principal amount of the Securities then outstanding plus accrued and unpaid Interest thereon through the date such Securities are to be repurchased pursuant to a Section 4.06 Repurchase Offer. The repurchase price for the Section 4.06 Repurchase Offer shall be equal to 100% of the principal amount of the Securities to be repurchased, plus any accrued and unpaid Interest to but excluding the repurchase date. A Section 4.06 Repurchase Offer shall be conducted pursuant to the conditions and procedures set forth in Sections 3.07 and 3.09 of the Indenture, as applicable, with such modifications thereto as agreed to by the Trustee, including, without limitation, the requirement in Section 3.07(b) to mail or cause to be mailed a repurchase notice on or before the 30th day after the incurrence of such Senior Indebtedness or other Indebtedness.

8.            Conversion. (a) The Holder of any Security has the right, exercisable at any time up to and including June 15, 2011, except in the case of Securities called for redemption, to convert such Security at the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into Common Stock of the Company at the conversion price of $10.31 per share, subject to adjustment as described below. In the case of Securities called for redemption, conversion rights will expire at the close of business on the redemption date. To convert a Security a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. A holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

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(b)             The Company may convert the Securities into Common Stock at any time on or after issuance and prior to maturity if the Last Reported Sale Price of the Common Stock has been at least 150% of the conversion price for at least twenty (20) trading days during any thirty (30) trading day period, ending within five days prior to the date of the Automatic Conversion Notice; provided, however, that the Company may only automatically convert the Securities if, in accordance with the terms of the Resale Registration Rights Agreement, a registration statement registering the resale of such Securities as are Restricted Securities and Common Stock issuable upon conversion of the Restricted Securities is declared effective under the Securities Act prior to the date of the Automatic Conversion Notice and such registration statement remains effective on the date selected for Automatic Conversion (the “Automatic Conversion Date”) or the Securities are otherwise not Restricted Securities on the Automatic Conversion Date. If the effective date of an Automatic Conversion is prior to December 20, 2008, the Company shall make an additional payment in cash or, under certain circumstances, in shares of Common Stock, to each holder of Securities with respect to the Securities converted, in an amount equal to $240.00 per each One Thousand United States Dollars ($1,000) principal amount of the Security (the “Company Conversion Provisional Payment”), less the amount of any interest actually paid on the portion of the principal amount of the Security to be converted prior to the effective date of the Automatic Conversion (and, if the Security is converted between a record date and the next Interest Payment Date, less interest payable on each One Thousand United States Dollars ($1,000) principal amount of the Security on such next Interest Payment Date). Common Stock used to pay any Company Conversion Provisional Payment shall be valued at ninety-seven and one-half percent (97.5%) of the average of the closing prices of the Common Stock for the twenty (20) consecutive trading days ending on the third business day prior to the Automatic Conversion Date.

(c)         In case (1) certain Changes of Control (as defined in the Indenture) occur, (2) 10% or more of the consideration received by holders of the Common Stock in connection with such Change of Control consists of cash or securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market and (3) a holder elects to convert its Securities, pursuant to this Article Ten, on or prior to December 20, 2008, the Conversion Price for any such Securities surrendered for conversion shall be increased by a number of additional shares of Common Stock (the “Additional Shares”) as described in the Indenture.

(d)          If this Security (or portion hereof) is converted during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following interest payment date that occurs during such period, this Security (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a record date and prior to the next interest payment date, (2) if the Company has specified a Repurchase Date following a Repurchase Event that is during such period or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security. No payment or adjustment for interest accrued on the Securities is to be made on conversion. No fractional shares will be issued upon conversion and, if the conversion results in a fractional interest, such fractional interest will be paid by check in an amount equal to the

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closing bid price of the Company’s Common Stock as reported by the National Association of Securities Dealers Automated Quotation National Market System, or if the Common Stock is listed on an exchange, the last reported sale price on the principal exchange in which the Common Stock is listed, on the last trading date prior to the conversion date multiplied by the amount of such fractional interest with the result rounded to the nearest cent.

The conversion price is subject to adjustment upon the occurrence of certain events, including (i) the payment of a dividend in Common Stock to holders of Common Stock or a dividend to holders of the Company’s Common Stock payable in shares of the Company’s capital stock other than Common Stock; (ii) the payment of a cash dividend in an amount per Common Share in excess of $0.16 per year; (iii) the subdivision, combination or certain reclassifications of outstanding Common Stock; (iv) issuance to all holders of Common Stock of the Company of rights or warrants entitling them to purchase Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the then current per share market price for such Common Stock; (v) the distribution to holders of Common Stock of evidences of indebtedness or assets (excluding cash dividends to the extent that such cash dividends do not exceed $0.16 per Common Share per year) or rights or warrants (other than those referred to above); and (vi) certain mergers, consolidations or sales of assets. No adjustment of the conversion price will be made until cumulative adjustments amount to at least $0.10.

The following provision applies only to holders of beneficial interest in the global note that have elected to be governed by Section 2(k)(A) of the Securities Purchase Agreement:/

The Holder hereby agrees that in no event will it convert, and the Company will not honor any conversion request presented to it that requests the conversion of, any of the Securities in excess of the number of such Securities, upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such Holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph plus (y) the number of shares of Common Stock issuable upon the conversion of such Securities, would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion or exercise), it being the intent of the Company and the Holder that the Holder shall not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder’s determination of whether the Securities are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice by the Holder shall be deemed to be the Holder’s representation that the Securities specified therein are

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[1] /	Include only if the Security is issued in global form.

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convertible or exercisable pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to convert the Securities at such time as the conversion or exercise thereof will not violate the provisions of this paragraph. By written notice to the Company, the Holder may increase or decrease the maximum percentage stated in this paragraph to any other percentage specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and provided further that in no event shall the percentage stated in this paragraph exceed 9.99%. Notwithstanding anything herein, this restriction may not be waived by the Company, and notwithstanding anything to the contrary, this paragraph shall not apply to the Holder unless the Holder has elected to be governed by Section 2(k)(A) of the Securities Purchase Agreement by so indicating on the signature page thereto.

The following provision applies only to holders of beneficial interest in the global note that have elected to be governed by Section 2(k)(B) of the Securities Purchase Agreement:/

The Holder hereby agrees that in no event will it convert, and the Company will not honor any conversion request presented to it that requests the conversion of, any of the Securities in excess of the number of such Securities, upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such Holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph plus (y) the number of shares of Common Stock issuable upon the conversion of such Securities, would be equal to or exceed 4.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion or exercise), it being the intent of the Company and the Holder that the Holder shall not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder’s determination of whether the Securities are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice by the Holder shall be deemed to be the Holder’s representation that the Securities specified therein are convertible or exercisable pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to convert the Securities at such time as the conversion or exercise thereof will not violate the provisions of this paragraph. By written notice to the Company, the Holder may increase or decrease the maximum percentage stated in this paragraph to any other percentage specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and provided further that in no event shall the percentage stated in this paragraph exceed 4.99%. Notwithstanding anything herein, this restriction may not be waived by the Company, and notwithstanding anything to the contrary, this paragraph shall not apply to the Holder unless the

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[1] /	Include only if the Security is issued in global form.

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Holder has elected to be governed by Section 2(k)(B) of the Securities Purchase Agreement by so indicating on the signature page thereto.

9.            Subordination. The indebtedness evidenced by the Securities is subordinated to the prior payment when due of the principal of, premium if any, and interest on all Senior Indebtedness. Upon maturity of any Senior Indebtedness, payment in full must be made on such Senior Indebtedness before any payment is made on or in respect of the Securities. During the continuance of any default in payment of principal of, premium, if any, or interest on Senior Indebtedness, no payment may be made by the Company on or in respect of the Securities. Upon any distribution of assets of the Company in any dissolution, winding-up, liquidation or reorganization of the Company, payment of the principal of and interest on the Securities will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Such subordination will not prevent the occurrence of any Event of Default (as defined).

“Senior Indebtedness” means the principal of and interest or borrowings made (i) under the Amended and Restated Revolving Credit Agreement, dated as of October 29, 2004, among the Company, Bank One, NA and certain other parties listed therein, including any amendment, renewal, extension, expansion, increase or refunding of such agreement, and (ii) on other Indebtedness of the Company outstanding at any time created, other than (A) Indebtedness of the Company to a Subsidiary for money borrowed or advanced from any such Subsidiary, (B) Indebtedness which by its terms is not superior in right of payment to the Securities, (C) the Company’s 7 1/4% Convertible Subordinated Debentures due 2006 issued pursuant to an Indenture dated as of December 15, 1986, between the Company and U.S. Bank, National Association, as successor trustee to Continental Illinois National Bank and Trust Company of Chicago, and the Company’s 8 1/4% Convertible Senior Subordinated Debentures due 2006 issued pursuant to an Indenture dated as of December 16, 1996, between the Company and J.P. Morgan Trust Company, National Association, as successor trustee to American National Bank and Trust Company of Chicago, to which debentures the Securities shall be superior in right of payment, (D) Indebtedness of the Company which shall rank equally and ratably with the Securities, including, but not limited to, the other Securities and the Company’s 7 ¾% Notes due 2011, and (E) all other future Indebtedness which by its terms is not superior in right of payment to the Securities.

“Indebtedness” means (1) any debt of the Company (i) for borrowed money, capitalized lease obligations or purchase money obligations or (ii) evidenced by a security, debenture, letter of credit or similar instrument given in connection with the acquisition, other than in the ordinary course of business, of any property or assets; (2) any debt of others described in the preceding clause which the Company has guaranteed or for which it is otherwise liable; and (3) any amendment, renewal, extension or refunding or any such debt.

10.          Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security or portion of a Security selected for redemption, or transfer or

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exchange any Securities for a period of fifteen (15) days before a selection of Securities to be redeemed.

11.          Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of it for all purposes.

12.          Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two (2) years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another person.

13.          Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Securityholder, the Company may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency or to provide for uncertificated Securities in addition to certificated Securities or to make any change that does not adversely affect the rights of any Securityholder.

14.          Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and immediately thereafter no default exists, the predecessor corporation will be released from those obligations.

15.	Defaults and Remedies. An Event of Default is:

(i)           failure of the Company to pay interest or liquidated damages for ten (10) Business Days or principal or the Company Conversion Provisional Payment when due (whether or not prohibited by the subordination provisions); (ii) failure of the Company to convert any Security into Common Shares upon the exercise of a Holder’s right for five (5) days after notice; (iii) failure to provide notice on a timely basis of, or to repurchase any Security at the option of the Holder, upon a Repurchase Event or pursuant to a Section 4.05 Repurchase Offer or a Section 4.06 Repurchase Offer; (iv) failure of the Company to redeem any Security after exercising its option to redeem such Security; (v) failure to issue the Additional Shares, if any; (vi) failure to perform any other covenant in the Transaction Documents for ten (10) Business Days after notice; (vii) acceleration of the maturity of any Indebtedness of the Company or any Subsidiary in any one case or in the aggregate in excess of $10,000,000, if such acceleration is not rescinded, annulled or otherwise cured within thirty (30) days after notice to the Company; (viii) certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary; (ix) one or more final unsatisfied judgments not covered by insurance aggregating in excess of $10,000,000 at any one time are rendered against the Company or any Subsidiary and not stayed, bonded or discharged within sixty (60) days; and (x) any of the representations or warranties made by the Company in the Transaction Documents shall be false or misleading in any material respect when made.

The Indenture provides that the Trustee will, within ninety (90) days after the occurrence of a default, give the Securityholders notice of all uncured defaults known to it (the term

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“default” to include the events specified above, without grace or notice), provided that, except in the case of default in the payment of principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Securityholders.

In case an Event of Default (other than an Event of Default as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by the Securityholders), may declare the principal of and all accrued interest on all the Securities to be due and payable immediately. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Security then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Such acceleration may be rescinded by Holders of a majority in principal amount of the Securities if all existing Events of Default have been cured or waived (except nonpayment of principal or interest that has become due solely because of the acceleration) and if the rescission would not conflict with any judgment or decree.

Defaults (except, unless theretofore cured, a default in payment of principal of or interest on the Securities or a default with respect to a provision which cannot be modified under the terms of the Indenture without the consent of each Securityholder affected) may be waived by the Holders of a majority in principal amount of the outstanding Securities upon the conditions provided in the Indenture.

The Indenture requires the Company to file periodic reports with the Trustee as to the absence of defaults.

16.          Trustee Dealings with Company. Law Debenture Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

17.          No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.          Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

19.          Defined Terms. All capitalized terms used in this Security which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

20.          Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants

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by the entities), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.          Additional Rights of Holders of Restricted Securities. In addition to the rights and obligations of Holders under the Indenture, Holders of Restricted Securities shall have the rights and obligations set forth in the Resale Registration Rights Agreement.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to: Investor Relations Department, Richardson Electronics, Ltd., 40W267 Keslinger Road, LaFox, Illinois 60147-0393.

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